EXHIBIT 10.2

Subcontract

S700921

Between

Space Systems/Loral, Inc.
3825 Fabian Way
Palo Alto, California 94303

And

Emcore Corporation
10420 Research Road, SE
Albuquerque, New Mexico 87123

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March 31, 2010

In Consideration of the promises hereinafter set forth, the Parties agree as follows:

SCHEDULE

This Subcontract No. S700921 is entered into between Space Systems/Loral, Inc. (hereinafter referred to as “Buyer” or “SS/L”), a corporation organized and existing under the laws of the State of Delaware, and having its principal offices and place of business at 3825 Fabian Way, Palo Alto, California 94303, and Emcore Corporation (hereinafter referred to as “Subcontractor”, or “Seller” or “Emcore”), with offices located at 10420 Research Road, SE, Albuquerque, New Mexico 87123.

This Subcontract consists of the Schedule, the Terms and Conditions, and the Signature Page, listed in their order of precedence.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article I - Scope of Work

This Subcontract provides for the procurement of Advanced Triple Junction Solar Cells, hereinafter also referred to as the Product or the Cell(s) for Buyer's spacecraft programs. Subcontractor shall provide the necessary personnel, services, materials, equipment and facilities for the accomplishment of the fabrication, test and delivery of Advanced Triple Junction Solar Cells in accordance with the Applicable Documents cited below and any other stipulations of the Subcontract.

Subcontractor's Advanced Triple Junction (ATJ) Solar Cell are comprised of the following configurations:

SS/L P/N E323826-11    Emcore P/N 607090 Advanced Triple Junction Solar Cell 27.55cm²
SS/L P/N E323826-13    Emcore P/N 615141 Advanced Triple Junction Solar Cell 30.49cm² (w/ test pads)
SS/L P/N E505736-11    Emcore P/N 617566 Z-Triple Junction Solar Cell 30.49cm²(w/ test pads)

All 27.55cm² Cells shall be grown using only Umicore material. All 30.49cm² Cells shall be grown using Umicore or Sylarus material. Traceability to substrate type shall be maintained by Subcontractor.

The following Applicable Documents are listed in their order of precedence. In the event of a conflict or inconsistency between an Applicable Document and an Article of this Subcontract, the Article will take precedence.

Document A atj    SS/L Document No. E323818, entitled Advanced High Efficiency Multi Junction Solar Cell Statement of Work, Revision 1, dated February 14, 2005. [Note 1.0]

Document A ztj    SS/L Document No. E422369, entitled Statement of Work, Solar Cell, High Efficiency Z Triple Junction(ZTJ) GAAS/GE, Revision 1, dated December 13, 2010.

Document B atj     SS/L SCD No. E323826, entitled Solar Cell, Multi-Junction w/Diode, Revision 7, dated
May 8, 2009

Document B ztj     SS/L SCD No. E505736, entitled Solar Cell, Z Triple Junction W/Diode, Revision 1, dated
December 3, 2010

Document C atj    SS/L Document No. E323828, entitled Advanced High Efficiency Triple Junction Solar Cell Performance Specification, Revision 5 dated March 4, 2011.

Document C ztj    SS/L Document No. E422368, entitled Performance Specification High Efficiency, “Z” Triple Junction (ZTJ), GAAS/GE Solar Cell, Revision 2, dated March 4, 2011. [Note 2.0]

Document D    SS/L Document No. E060042, entitled Environmental Requirements Specification, Revision 2 dated October 24, 1996

Document E    SS/L Document No. E032894, entitled General Specification, Subcontractor Mission Assurance Requirements, Revision 9, dated January 11, 2010

Document F    SS/L Document No. E023988, entitled Data Requirements Instructions (DRI) for Spacecraft Subcontractors, Revision 5, dated May 29, 2008.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article I - Scope of Work (cont'd)

Notations:

[1.0]     The following requirements are incorporated into Document A atj and shall be submitted by
     Subcontractor 30 days after execution of this agreement and as necessary thereafter:

A.    SDRL D02.04    Statement of Parts, Materials or Process (PMP Changes).
B.    SDRL D02.19    Statement of Prohibited Material, Compliance.

Paragraph 3.2.1.1 Test and Inspection Points is waived
Paragraph 3.2.1.2 Notification to SS/L of Test and Inspection Actions is waived

The following text is added to Table II (Subcontract Data Requirements List):

For procurements made under this Subcontract, Subcontractor will provide Buyer a list of SDRL's previously submitted and approved by Buyer, as well as a list of management milestone reviews successfully completed and approved for earlier programs. SDRL's will be submitted to Buyer's data management database if an update is required. Management milestone reviews are required if there is a change in either the ATJ design or manufacturing process.

[2.0]    Subcontractor compliance to Paragraph 4.2.2.7 Standard Cells is based on Emcore Top Cell Standard ID “09-Z10” and Middle Cell Standard “00-124”. Any proposed changes to these standards by Subcontractor shall be reviewed and approved by Buyer.

Paragraph 4.3.5.3.2 Quarter Point Testing shall be revised to remove references to Quarter Point and to remove all references to Quarter Point Samples. The specification shall be revised to require periodic testing, on an as required basis, at Buyers discretion. A Test Readiness Review shall be performed by Subcontractor to Buyer before April 30, 2012.

Article II - Price

Subcontractor shall deliver all items and render all services and performance required by the Subcontract in consideration of which the Total Firm Fixed Price of [***] is established, consisting of the following items:

                                     Unit
SS/L Part Number    Description                    Price    Quantity     Total Price
E323826-11[ATJ]        Advanced Triple Junction Solar Cell 27.55cm²    [***]      [***]        [***]
E323826-13[LATJ]        Advanced Triple Junction Solar Cell 30.49cm²    [***]      [***]        [***]
E505736-11[ZTJ]         Z-Advanced Triple Junction Solar Cell 30.49cm²    [***]     [***]        [***]

                            Total     [***]        [***]
======    ==========

At SS/Ls discretion, SS/L may unilaterally amend the quantity of each part number above within the [***] solar cell total.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article III - Reserved

Article IV - Delivery

Subcontractor shall deliver Cells and complete all work and services in order to support continuous manufacturing. Delivery of Cells on this order shall not begin until the final delivery of the [***] Cells on subcontract S700215.

Buyer shall schedule Cell deliveries within the range of [***] to [***] units per month. In order to support continuous production planning by Seller, Buyer shall provide a written forecast of cell deliveries on a three-month rolling basis at least 6 weeks prior to the last planned delivery date. At no additional cost to Buyer, Buyer reserves the right to reschedule deliveries and change Cell type (ATJ, LATJ or ZTJ) by giving Subcontractor a minimum of eight weeks notice of any change. Any direction by Buyer to reschedule delivery shall be in writing and confirmed by Subcontractor within 48 hours (2 business days). The total period of performance of this subcontract excluding options is April 30, 2011 through April 30, 2016.

Absent the express written consent of Buyer's Subcontract Representative identified in Article XV (Amendments and Notices), the Cells shall not be delivered in excess of the above requirements.

•
In the event that Buyer elects to extend the Cell delivery period for any portion of the [***] Cells beyond [***], the Parties shall negotiate an equitable escalation rate on the remaining undelivered units; or Buyer may elect to terminate this Subcontract per the provisions in Clause 21 (Termination for Convenience) of the Terms and Conditions and Article VI of this Subcontract.

•	Buyer at its option may amend this Subcontract to include the BTJ cells as part of the [***] total under the conditions of this subcontract

•	In the event that Buyer has excess inventory of ATJ or LATJ Cells, Subcontractor agrees to exchange, at no cost to Buyer, ATJ and LATJ Cells on a one to one basis with new ZTJ Cells.

•	Shipping terms are FOB Origin. Buyer is responsible for required export licenses and related documentation.

•	Initial Destination Point is Buyer's Freight Forwarder as follows:

International Freight Services (IFS)
1610 Rollins Road
Burlingame, CA 94010

Attn:     Rick DiMaio
Phone:    650-259-5108

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article IV - Delivery (cont'd)

•	Buyer will designate one of the following Final Destination Points for each delivery:

NEC Toshiba Space Systems, Ltd. (NTSpace)

NEC Corporation/NEC Toshiba Space Systems        Attention
Toshiba Keihin, #13 Building                    Mr. Tsuyoshi Fujisawa
2-4 Suehiro, Tsurumi-ku                     Production Control Dept
Yokohama, Japan    230-0045                Ph: 81-45-608-3017
t-fujisawa@cb.jp.nec.com

Mitsubishi Electric Corporation (Melco)

Attention
Mitsubishi Electric Corporation (MELCO)            Mr. N Yano - Production Control
Kamakura Works Sagami Factory                Ph. 42-775-1210
1-1-57, Miyashimo, Chuoh-ku
Sagamihara-shi, Kanagawa 252-5295            Mark: Forward to Mr. Kunugi
Japan                             Solar Array Department

Wafer Wings are required to be provided at a minimum of 6.0% of the stipulated solar cell quantity. Each Wafer Wing must have weld pads with a configuration identical to that of the solar cell and processed using the same epitaxy and evaporation procedures. No material traceability or special packaging is required for the Wafer Wings.

Copies of related technical information and data shall be submitted via VPN to Buyer's Data Bank.

Article V - Payment

A.    Subcontractor may submit invoices on a monthly basis for Hardware delivered in accordance with the requirements of Article IV (Delivery). Buyer approval of invoices is inclusive of Buyer confirmation of the following requirements associated with the delivered Solar Cells and Monthly Reporting Requirements:

1.    All End Item Data Packages (EIDP) (Data Paks)- reference Statement of Work SDRL Item No. D10.04-for delivered Solar Cells have been received by Buyer's Data Bank and approved by SS/L. Approval of the EIDP by Buyer's designated Engineer and Quality Assurance Representative in accordance with Article X, para. B.b) will constitute approval by SS/L as required in this paragraph.

2.    Monthly Program Status Report SDRL B02.01 shall be received by the seventh of each month into Buyer's Data Bank and approved by Buyer's designated Engineer.

3.    All applicable NCRs are closed.

B.    Property Rights

All material and work covered by invoice payments shall become the sole property of Buyer or Buyer's Customer. This provision shall not be construed as relieving the Subcontractor from the sole responsibility of all material and work upon which payments have been made or the restoration of any defective work in accordance with the Warranty provisions of this Subcontract, or as waiving the right of Buyer to require fulfillment of all terms of the Subcontract.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article V - Payment (cont'd)

C.    Invoicing

Subcontractor may submit invoices for the amounts specified. Except to the extent as modified by Article X, Buyer reserves the right to inspect or otherwise verify that for which payment is requested complies with the requirements of the Subcontract

Subcontractor shall submit an original and one copy of invoices to:

Space Systems/Loral, Inc.
3825 Fabian Way
Palo Alto, California 94303-4604
Attention: Accounts Payable M/S AC-1

Invoices submitted by Subcontractor must as a minimum record the following information:

Subcontract number S700921
Subcontractor Shipping Lot No. #

Any invoice submitted which combines shipping lots must separately identify, by shipping lot, the quantity of solar cells comprising each lot.

D.    Payment Terms

Except to the extent separate arrangements are made between Buyer and Subcontractor as recorded elsewhere in this Article, payment terms are Net 30 days after receipt of an original invoice, delivery, or scheduled delivery date, whichever is later.

Article VI - Buyer's Termination Limitation of Liability

In the event of a termination, whether in whole or in part, of this Subcontract pursuant to the provisions of Clause No. 21 (Termination for Convenience) of the Terms and Conditions of the Subcontract, in no event shall Buyer's termination liability at any time exceed the purchase price for [***].

Max Liability Qty    Unit Price    Max Termination
[***]            [***]         [***]

The provision of this Article shall in no way be deemed to limit the rights of Buyer under the provision of Clause No. 26 (Termination for Default).

Article VII - Terms of Delivery and Shipment

Unless otherwise directed, shipment of Product will be in accordance with the following:

A.    FOB point and Delivery Point is placement of the Product into the hands of the carrier at Subcontractor's facility, Albuquerque, New Mexico.

B.     Destination of all Product to be delivered hereunder is specified in Article IV (Delivery).

C.    Buyer shall be responsible for all costs associated with transportation and insurance of Product to the designated Destination.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article VII - Terms of Delivery and Shipment (cont'd)

D.    Confirmation of all shipments of Product, including a copy of the packing list, shall be electronically submitted or faxed to Buyer immediately after delivery to the carrier. This notice shall be directed to Buyer's cognizant Subcontract Administrator as designated in Article XV, with an information copy to Buyer's Traffic Department.

E.    The carrier's delivery receipt, executed and dated by the carrier, shall be considered as evidence of the satisfaction of the delivery requirements set forth for an order issued under this Subcontract.

F.    Title to Equipment deliverable hereunder and risk of loss associated therewith shall be assumed by Buyer when said Equipment is placed into the hands of the carrier at Subcontractor's facility.

G.    Each shipment shall be accompanied by a packing list which shall include the Subcontract Number, Buyer part number, serial number, Subcontractor shipping lot number, applicable prices and total shipment value.

Article VIII - Options

In consideration of the award of this Subcontract, Subcontractor grants to Buyer the unilateral and irrevocable option to purchase up to an additional [***] Solar Cells (the Product), on or before [***]. Buyer may exercise the option through one or more amendments as long as each amendment becomes effective on or before September [***] and the total number of cells ordered under all option amendments does not exceed [***] solar cells. Any order for optional Product shall be confirmed by an amendment to this Subcontract.

Except as expressly provided for herein, nothing in this Subcontract shall be construed as a commitment that Buyer shall purchase additional Solar Cells.

The Firm Fixed Option Unit Prices and associated conditions applicable to Solar Cells exercised by an option under this Subcontract are as follows:

SS/L Part Number    Description                    Option Unit Price

E505736-11     Z-Advanced Triple Junction Solar Cell 30.49cm²            [***]
E323826-11     Advanced Triple Junction Solar Cell 27.55cm²            [***]
E323826-13    Advanced Triple Junction Solar Cell 30.49cm²            [***]

Buyer shall schedule Option Cell deliveries within the range of [***] to [***] units per month.

At no additional cost to Buyer, Buyer reserves the right to reschedule deliveries and change Cell type (ATJ, LATJ or ZTJ) by giving Subcontractor a minimum of eight weeks notice of any change. Any direction by Buyer to reschedule delivery shall be in writing and confirmed by Subcontractor within 48 hours (2 business days).

Delivery of Option Cells shall not begin until [***] cells in the Basic agreement have been delivered. Delivery of Option Cells shall begin immediately following the final delivery of the [***] Cells in the Basic agreement in order to maintain continuous production and shall be delivered within a 12 month period. If, however, the Buyer does not take delivery of the total option amount ordered by September 30, 2017 the Parties shall negotiate an equitable escalation rate on the remaining undelivered units; or Buyer may elect to terminate per the provisions in Clause 21 (Termination for Convenience) of the Terms and Conditions and Article VI of this Subcontract.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article IX - Deliverable Reports and Documentation

Unless otherwise modified elsewhere herein, Subcontractor will prepare and submit all technical and other documentation as required by this Subcontract, including documentation as required in the Subcontract Data Requirement List (SDRL) of Applicable Document A, as follows:

A.    Subcontractor is to submit all technical and other documentation items via Buyer's VPN accompanied by the appropriate submittal cover page. Technical and other documentation items that can not be submitted via Buyer's VPN must be delivered FOB, Buyer's Facility, Palo Alto, California, addressed as follows:

Space Systems/Loral
3825 Fabian Way             Attention: Data Bank
Palo Alto, California 94303        Mail Stop: V-86

The transmittal letter with each item of deliverable documentation furnished by Subcontractor shall be accompanied by a “Data Submittal Cover Sheet” referencing the Subcontract Number, Statement of Work Number, Document Title, and SDRL Item Number.

B. This Subcontract requires submittal of documentation including, but not limited to, design, analysis, drawings, materials and parts lists and processes which require Buyer approval. Buyer approval, however, does not in any manner constitute relief of the Subcontractor's responsibility for either determining the adequacy of said items for satisfying all requirements of the Subcontract.

C.    If a SDRL requirement of this procurement has been submitted and approved by Buyer in conjunction with a prior procurement and/or amendment under this Subcontract, Subcontractor shall submit a complete listing of previously submitted SDRLs for review and confirmation by Buyer. If a prior SDRL submittal has been approved by Buyer, yet subsequently updated or modified by Subcontractor in any manner whatsoever, such SDRL submittal shall be conveyed in its entirety for review and approval by Buyer. Subcontractor is responsible for confirming that any documentation requiring the approval of Buyer is received by Buyer.

D.    No Class I change, as defined in DRI C10 of Data Requirements Instructions SH E023988, to a SDRL document submitted by the Subcontractor and approved by Buyer shall be incorporated into either documentation or hardware unless and until said proposed change, request for waiver or request for deviation is approved in writing by Buyer's Subcontract representative identified in Article XIV herein.

E.    Failure of Buyer to respond to a Subcontractor request for a change, request for waiver or request for deviation of any nature to Buyer's stated requirements, or a change to a document previously approved by Buyer, shall in no way be construed as Buyer's approval of a change request. Until Subcontractor's request for change is approved in writing by Buyer's Subcontract representative, the request is considered not to be approved.

F.    Subcontractor shall deliver with unlimited rights all technical data and software which Subcontractor provides to Buyer in accordance with the SDRL as set forth in the Applicable Documents under Article I of the Subcontract. Buyer may use the data and software solely for the purpose of fulfilling Buyer's obligations under the prime contract. Any other use of the data and software, such as its application to “reverse engineer” Subcontractor's product, requires the express written consent of Subcontractor.

G.    SDRL items which require Fax submittal shall be sent to Buyer's cognizant Subcontract Administrator identified in Article XV, and to the attention of Buyer's Data Bank at Fax (650) 852-6024.

H.    All data and documentation to be furnished to Buyer shall be in the English language.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article X - Inspection and Acceptance

A.    As recorded in Paragraph B, below, Buyer and Subcontractor have agreed to modify the requirements for     the inspection and acceptance of the Product procured under this Subcontract. Therefore, and with the     exception of these modifications as they specifically pertain to Buyer's inspection and acceptance requirements at Subcontractor's facility, the stipulations of Paragraph C, below, will apply. Further, in the event of a conflict between the modified inspection/acceptance requirements of Paragraph B and the requirements of Paragraph C, the former shall prevail.

B.    Modified Inspection and Acceptance Requirements

1.    In consideration of the award of this Subcontract, and except as noted in Article IV (Delivery), Buyer source inspection of the Product at Subcontractor's facility will be waived upon satisfaction of the following:

a)    Prior to delivery of the Product ordered herein, Subcontractor shall submit for Buyer approval a one-time source inspection waiver that will be applicable to all procurements made under the Subcontract.

b)    Subsequent to Subcontractor's inspection of the ATJ Cells contained in a shipping lot, Subcontractor shall electronically submit the End Item Data Package to Buyer's Responsible Engineer and Quality Assurance representative for Buyer review, approval and authorization to ship the Cells.

Buyer will accept or reject Subcontractor's Data Package within two (2) business days [forty-eight hours] after receipt. Excluding circumstances whereby Buyer has requested additional information, in the event Buyer acceptance or rejection is not forthcoming with the stipulated period, Subcontractor may ship the Cells.

2.    Item No. 1 (above) notwithstanding, Buyer has the unilateral, irrevocable right to re-instate the requirement for Buyer source inspection at Subcontractor's facility, including the applicability of Paragraph C, below, in its entirety, and at no additional cost to Buyer, under any of the following circumstances:

a)    A change in process or design of the solar cell, or
b)    An out-of-family condition found by Buyer's CIC/Laydown subcontractor, or
c)    Excluding bare cells damaged in transportation, an incoming inspection bare cell rejection rate by Buyer's CIC/Laydown subcontractor that exceeds 2.0%.

C.    Inspection of the work to be performed under this Subcontract shall be in accordance with the requirements of Clause No. 19 (Inspection and Acceptance) of the Terms and Conditions. The inspection period will culminate at such time that Buyer provides written notice of final acceptance of the work performed.

Authorization to make delivery of the Product hereunder shall occur at Subcontractor's plant upon successful completion of inspections and testing in accordance with the terms and requirements of the Subcontract. Subcontractor shall have demonstrated, by properly documented inspection and test results, full compliance with the performance requirements herein, including correction by the Subcontractor of all deficiencies and all discrepancies pertaining to such inspections and testing, and including completion of further re-testing as may be necessary to demonstrate same. Satisfying the requirements of the Applicable Documents shall not constitute waiver or release the Subcontractor from the responsibility of meeting all of the provisions herein.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article X - Inspection and Acceptance (cont'd)

Any waiver of a requirement granted by Buyer or acceptance of an out-of-spec condition applies only to the specific unit(s) identified. Said waiver or acceptance of an out-of-spec condition does not constitute a change to or waiver of any requirement of this Subcontract.

D.    Final acceptance of documentation hereunder shall occur at Space Systems/Loral Inc., Palo Alto, California, after review and determination of its compliance with requirements of this Subcontract, including correction by the Subcontractor of all deficiencies and discrepancies pertaining to such items.

E.    Subject to U.S. export regulations, Buyer, and Buyer's Customer when accompanied by Buyer, shall have reasonable access to Subcontractor's facilities, drawings, specifications and descriptions of standards or production processes for Product or software to be delivered hereunder to the extent necessary to ensure compliant performance.

F.    Subject to U.S. export regulations, the work to be performed under this Subcontract is subject to the on-going technical monitoring and pre-shipment inspection of Buyer and Buyer's Customer when accompanied by Buyer on a non-interference basis.

G.    Any review, concurrence or approval by Buyer of activities performed by Subcontractor, including but not limited to any SDRL item submittals, in connection with the work shall not relieve Subcontractor from fulfilling its obligations in meeting the requirements of the Subcontract.

Article XI - Non-Disclosure of Information

For the purpose of this Article “Proprietary Information” means all information, whether transmitted in either oral or written form, relating to past, present or future business, operations systems, prototypes, samples, materials, diagrams, drawings, specifications, descriptions, processes, services, and including information garnered from observing the other Party's processes, equipment and facilities, of a Party to this Subcontract which is disclosed by such Party (hereinafter referred to as the “disclosing Party”) to the other Party (hereinafter referred to as the “receiving Party”), and: [a] is identified as proprietary by means of a written legend, or [b] if disclosed orally, is identified as proprietary at the time of initial disclosure and then summarized in a written document supplied to the receiving party within ten (10) days of initial disclosure. Proprietary information shall not include any information disclosed by a Party that is [a] already known to the receiving Party at the time of its disclosure; [b] or becomes publicly known through no wrongful act of the receiving Party; [c] independently developed by the receiving Party; or [d] communicated to a third party with the express written consent of the disclosing Party.

For a period of five (5) years from the effective date of this Subcontract, the receiving Party shall not disclose any Proprietary Information it receives from the disclosing Party to any person or entity except its employees and consultants who have a need to know and have been informed of their obligations under this Article and are subject to a level of confidentiality restrictions that are consistent with the requirements of this Article.
The receiving Party shall use not less than the same degree of care to avoid disclosure of such Proprietary Information as it uses for its own Proprietary Information of like importance, but in no event less than a reasonable degree of care.

Absent the prior written consent of the disclosing Party, neither the receiving Party nor its employees will disclose to any third person any Proprietary Information it has acquired under or as a result of this Subcontract,. Nothing in this Article prohibits the receiving Party from making use of Proprietary Information furnished by the disclosing Party, or prepared by the disclosing Party or its employees and agents during the course of performance of work under this Subcontract, in order to perform its obligations under the Subcontract. Absent the express written consent of the disclosing Party, the receiving Party shall not use Proprietary Information for purposes of reverse engineering or to pursue any initiative that is not a requirement of this Subcontract.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article XI - Non-Disclosure of Information (cont'd)

All Proprietary Information disclosed hereunder in tangible form (including, without limitation, information incorporated in computer software or held in electronic storage media) shall be and remain the property of the disclosing party. Notes and memoranda prepared by the receiving Party which include Proprietary Information shall be considered Proprietary Information for all purposes associated with the Subcontract. With the exception of items required to be deliverable under this Subcontract, upon request of the disclosing Party all such Proprietary Information shall be returned to the disclosing Party promptly or shall be destroyed by the receiving Party and shall not thereafter be retained in any form by the receiving Party.

The rights and obligations of the Parties under this Subcontract shall survive any such return or destruction of Proprietary Information.

The Parties agree that in the event of a breach or threatened breach of the terms of this Article, the disclosing Party shall be entitled to seek an injunction prohibiting any such breach. Any such relief shall be in addition to and not in lieu of any appropriate relief in the way of monetary damages. The parties acknowledge that Proprietary information is valuable and unique and that disclosure in breach of the conditions of this Article may result in irreparable injury to the disclosing Party. A receiving party shall notify the disclosing party in writing immediately upon discovery of an unauthorized use or disclosure of Proprietary Information, and shall reasonably cooperate with the disclosing party to regain possession of the Proprietary Information and prevent any further unauthorized use or disclosure.

In the event of a termination of this Subcontract, all rights and obligations with respect to Proprietary Information disclosed prior to the termination shall survive such termination. The period for exchange of Proprietary Information under this Subcontract will end five (5) years after commencement of this Subcontract.

Except as required by law or the rules and regulations of a governmental agency, neither Party hereto shall in any way or in any form disclose, publicize or advertise the discussions that give rise to this Subcontract or the negotiations leading up to formation of this Subcontract without the prior written consent of the other Party.

Notwithstanding the foregoing, in the event that the receiving Party becomes legally compelled to disclose Proprietary Information, such Party will, to the extent practicable under the circumstances, provide the disclosing Party with written notice thereof and will cooperate with the disclosing Party to a reasonable extent in the event the disclosing Party elects to seek a protective order or other appropriate remedy. In any such event, the receiving party will disclose only such information as is legally required and will exercise reasonable efforts to obtain proprietary treatment for any Proprietary Information being disclosed.

No technical information shall be disclosed or technical assistance provided in violation of applicable export laws. Each Party will comply with all applicable U.S. export laws and regulations, the obligations of which will survive the termination or expiration of this Subcontract.

No changes to the conditions and stipulations of this Article is valid in the absence of a written agreement by the Parties. Neither Party may assign its Proprietary Information rights or obligations without the prior written consent of the other Party.

Neither Party has an obligation to supply Proprietary Information hereunder. Unless otherwise provided for elsewhere in this Subcontract, any exchange or provisioning of Proprietary Information shall not be construed as granting any right or license to the intellectual property owned or controlled by the disclosing Party. Neither Party makes any representations or warranty regarding the accuracy, completeness or freedom from defects of the information disclosed or with respect to infringement of any rights, including intellectual property rights of others. Neither party shall be liable for damages of whatever kind as a result of the other Party's reliance or use of the Proprietary Information provided hereunder.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article XII - Technical Assistance

Buyer makes no suggestion of intent nor any representation by this Subcontract that it will provide any technical assistance to Subcontractor in order for Subcontractor to satisfy the requirements of this Subcontract.

Article XIII - Advance Technology Support

Subcontractor will provide to Buyer, free of charge, a mutually agreeable and reasonable level of engineering support in the event Buyer elects to pursue any advance technology associated with the hardware identified in this Agreement.

Article XIV - Export Controls

A. Designation of Defense Articles

The supplies or services provided hereunder by the Subcontractor are intended for use as, or as part of, an item designated as a defense article listed on the U.S. Munitions List (USML). Any system, component, part, accessory, attachment or associated equipment including ground equipment, test equipment and interface hardware specifically designed, developed, configured, adapted, or modified for articles listed in Category XV of the USML (space systems and associated equipment) are themselves designated as defense articles. The export of all articles and services covered by the USML, including technical data directly related to these articles, is regulated by the U.S. Department of State. Manufacturers of USML items are required by law to be registered with the U.S. Department of State, Office of Defense Trade Controls.

B. Export Compliance

It is the policy of the Buyer to comply strictly and completely with U.S. Government export laws and regulations in all aspects and phases of its business operations.

In furtherance of this policy, the Parties agree that no employee or other person acting on behalf of the Subcontractor in the performance of this Subcontract will ship, mail, hand carry or in any other way export any Munitions List (USML) commodity or directly related technical data to a Foreign Person within or outside the United States, or knowingly cause or permit any other person to do so, without being certain that:

1)    such export may lawfully be made to the intended foreign recipient, and

2)    that the export is covered by either an approved export license or a valid license exemption; and

3)    that all documentation required for the export has been prepared as required by regulation and accompanies the export.

In the case of technical data, the foregoing prohibition applies not only to actual shipments or transmissions of the data out of the United States in oral, written, graphic, photographic, taped or electronic form, but also to the release of the data in the U.S. with the knowledge or intent that the data will be shipped or transmitted from the United States to a foreign person or destination. Disclosure of data to SS/L employees in the course of performance of this effort shall be assumed proper. It also applies to the release of the technical data of United States origin to a Foreign Person in the United States. This includes release to Foreign Person employees (non-U.S. Persons) employed by the Subcontractor or its lower-tier subcontractors.

Technical data from either party must be clearly marked as export-controlled technical data as applicable and handled accordingly.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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Article XIV - Export Controls (cont'd)

C. Compliance With Laws

Subcontractor agrees to comply with all applicable local, state and federal laws, executive orders and regulations pursuant to export and import to and from the United States (including the International Traffic in Arms Regulations) insofar as they apply to it.

D. SS/L Obligation

Buyer's obligations under this Subcontract are subject to and shall be modified if and to the extent required to conform to applicable U. S. Government export laws and/or export license provisions.

Article XV - Amendments and Notices

Sole authority to make changes in or amendments to this Subcontract, and to effect waivers or deviations from the work herein specified is hereby vested in Buyer's authorized Subcontract Department representative. Except as otherwise specifically provided for herein, any notices to be furnished by Subcontractor to Buyer, or by Buyer to Subcontractor, shall be sent by mail, electronic messaging, or fax addressed respectively as follows:

To Buyer:        Space Systems/Loral, Inc.
3825 Fabian Way
Palo Alto, California 94303

Attention:    Kirk Shiomoto
Mail Stop Z53
Phone    650-852-7061
Fax    650-852-5448
shiomotk@ssd.loral.com

To Subcontractor:    Emcore Corporation
10420 Research Road SE
Albuquerque, New Mexico 87123

Attention:    Au Ly
Phone    505-332-5027
Fax    505-332-5100
Au_Ly@emcore.com

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS

In addition to the provisions set forth in the Schedule of this Subcontract, Fixed Price Procurement Order Terms and Conditions SS/L P-10S (9/99) are applicable and incorporated herein except as modified below:

Clause No. 3    Indemnity By Seller

•	Language is deleted and, in lieu thereof, replaced with the following:

Subject to the limitation set forth below, Seller shall defend, indemnify and hold harmless Buyer and Buyer's Customer and their respective affiliates, officers, directors, employees, shareholders and agents, from and against all losses, costs, damages, suits, expenses and liabilities (including, but not limited to, Buyer's reasonable attorney's fees) that: (i) result from any physical damage to Buyer's or Buyer's Customer's tangible property or any personal injury (including death) caused by the negligence or willful misconduct of Seller (or its employees, agents and/or Lower Tier Subcontractors); or (ii) result from any claims brought by a party other than Buyer or Buyer's Customer against Seller (or its employees, agents and/or Lower Tier Subcontractors) in the performance of this Subcontract; provided that Buyer or Buyer's Customer (or their employees or agents) did not engage in any intentional misconduct or knowingly violate any law in the claimed conduct in question.

•	Add as new paragraph:

a. Limitations

Buyer shall within a reasonable period of time provide Seller with written notice of any actual or threatened claim arising from Seller performance under this Subcontract. Buyer shall reasonably cooperate with Seller, at Seller's expense, in connection with such defense.

Clause No. 11     Price Warranty

•	Clause is re-titled. Language is deleted and, in lieu thereof, replaced with the following:

Clause No. 11 Most Favored Customer Pricing

Seller Warrants that during the effective term of the Subcontract, all prices for the Product sold         to Buyer are more favorable than the unit prices offered by Subcontractor to any other customer for the same Product- as defined by the Specification- within the same timeframe and for the same quantity range.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS (Cont'd)

Clause No. 21     Termination for Convenience

•	Paragraph (b), Item (5) is modified by first moving the word and from the seventh line to the end of sub-item (ii), then adding sub-item (iii), as follows:

are not structured in a manner such that its makeup is considered proprietary to Subcontractor and its conveyance to Buyer would compromise the confidentiality of the composition of such items.

•	Paragraph (c), Item (2) and Item (3), is modified by the addition of the following after the words Actual costs incurred by Seller:

,including a profit as negotiated between Buyer and Seller,

•	Paragraph (e), second sentence, is modified by the insertion of the word reasonable between the words have and access.

Clause No. 22     Changes

•	Paragraph (a), subparagraph, first sentence, is modified by deleting the reference to twenty (20) days and inserting thirty (30) days.

•	Paragraph (a), subparagraph, third sentence (If Seller fails…as a result of such change), is deleted in its entirety.

•	Paragraph (a), subparagraph, last sentence, the following is added to the sentence:

, provided these items are not structured in a manner such that their makeup is considered proprietary to Subcontractor and its conveyance to Buyer would compromise the confidentiality of the composition of such items.

Clause No. 23     Stop Work Order

•	Paragraph (a), first sentence and fourth sentence, is modified by deleting the reference to one hundred eighty (180) days and, in lieu thereof, the following is inserted:

ninety (90) days

•	Paragraph (b), (c) and (e) is modified by deleting any reference to twenty (20) days and, in lieu thereof, the following is inserted:

thirty (30) days

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS (Cont'd)

Clause No. 24     Excusable Delays

•	Paragraph (a), is modified by inserting the words raw material shortages, between the words …quarantine restrictions, and labor disputes…

Clause No. 25    Rights in Inventions

•	Add the following at the end of the Clause:

Buyer may place for sale any Product it has purchased from Seller and Seller shall have first right of refusal to purchase such Product from Buyer. In the event Buyer elects to sell the Product, Buyer will provide written notice to Seller who, in turn, must notify Buyer within seven (7) calendar days of its election with regard to the Product offered.

Seller will have waived its right of first refusal if:

(i)    Buyer has not received written notice from Seller within the stipulated period of Seller's intent to purchase the Product, or

(ii)    Seller does notify Buyer of its intent to purchase the Product, yet the Parties are unable to     consummate a purchase agreement within thirty (30) calendar days from Buyer's initial notification to Seller.

Buyer is prohibited from offering Seller's Product for sale to any third party for the purpose of reverse engineering the Product.

Clause No. 26     Termination for Default

•	Paragraph (a), Item No. (2), is modified by deleting the reference to ten (10) days and, in lieu thereof, the following is inserted:

twenty (20) days

•	Paragraph (c) is deleted in its entirety and, in lieu thereof, the following is inserted:

(c)    In the event Buyer terminates this Subcontract in whole or in part as provided in Clause 26 paragraph     (a), Buyer may require Seller to transfer title and deliver to Buyer in the manner and to the extent directed by Buyer, any completed Products. Payment for completed Products delivered to and accepted by Buyer shall not exceed the Subcontract price thereof.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS (Cont'd)

Clause No. 29     Technical Data

•	The language in Paragraph (a) is deleted in its entirety and, in lieu thereof, the following is inserted:

Subject to the restrictions below, Buyer and its Customer shall have the unlimited right to use, for any purpose, all technical documentation and the information contained therein, which is required to be delivered under this Subcontract.

Buyer and its Customer shall not use or reveal to third parties any such information and documentation for     the purpose of reverse engineering or diminishing the technological and competitive standing of Seller's Product.

Clause No. 32     Patent Indemnity

•	Add the following as the introduction to this Clause:

Provided Seller's Product is not itself determined to be infringing, Seller shall not indemnify Buyer or Buyer's Customer if any infringement or claim is based upon the following circumstances:

(i)    the unauthorized modification of the Product by Buyer, Buyer's Subcontractor, or Buyer's Customer, or

(ii)    the unauthorized use of the Product by Buyer in combination with other products,

Otherwise,

•	Paragraph (b), Item (iii):

Between the words modify and the infringing insert the words or replace.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS (Cont'd)

Clause No. 33     Warranty

•	The following is deleted from Paragraph (a):

Shall be suitable for its intended purpose,

•	The language in Paragraph (b) is deleted in its entirety and, in lieu thereof, the following is inserted:

Notice of any defect shall be given to Seller within two (2) years from the date of final acceptance by Buyer of the defective Product or until launch of the spacecraft into which the Product was integrated, whichever occurs first, except that (i) notice of a defect in a corrected or replaced Product shall be given within two (2) years after the date of final acceptance by Buyer of the corrected or replaced item, and (ii) notice of either a latent defect or a defect that was caused or concealed by fraud or such gross mistakes amounting to fraud may be given at any time.

•	The last sentence in Paragraph (c) is deleted in its entirety and, in lieu thereof, the following is inserted:

Notwithstanding any contrary provision of this Subcontract, Seller's maximum liability for direct warranty damages (repair/replacement/credit) under this Clause No. 33 is limited to the Subcontract Price, plus ten percent (10.0%) of any credited price in the event of re-procurement by Buyer. Seller's maximum liability for indirect or consequential warranty damages (e.g. panel substrate replacements and cell laydown re-work) arising out of any compensable direct warranty claim under this Clause No. 33 shall be limited pursuant to Section 36 of this Subcontract.

•	The following sentence is added to Paragraph (e):

All warranty returns shall be in accordance with Seller's standard Return Material Authorization (RMA) policy.

•	The language in Paragraph (f) is deleted and, in lieu thereof, the following is inserted:

(f)    Exceptions

The foregoing warranty will not apply if (i) the Product has been subjected to operating conditions or test protocols that are outside of or inconsistent with the limitations or restraints identified in Seller's specifications, (ii) the non-conformity is the result of misuse, abuse, unauthorized alteration, improper storage or handling that takes place after delivery to Buyer, or (iii) the Product is clearly identified by Seller as non-flight units.

•	Add as Paragraph (g) the following:

(g)    Limitations

NOTWITHSTANDING ANY CONTRARY PROVISION, THE ABOVE WARRANTIES PROVIDED UNDER THIS CLAUSE NO. 33 ARE THE SOLE AND EXCLUSIVE REMEDIES RELATING TO SELLER'S PRODUCT WARRANTY OBLIGATIONS UNDER THIS SUBCONTRACT. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY WARRANTIES IMPLIED BY LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY- EXCEPT AS PROVIDED IN (a) ABOVE- OR FITNESS FOR A PARTICULAR PURPOSE.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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TERMS AND CONDITIONS (Cont'd)

Clause No. 35     Product Support

•	Paragraph (a), second sentence, is modified by adding the following language between the words …delivered unlaunched Products and required by Buyer.:

that are covered by Clause No. 33 (Warranty) as

•	Paragraph (c), second sentence, is deleted in its entirety and, in lieu thereof, the following is inserted:
In the event Seller discontinues manufacture of the Products deliverable under this Subcontract and an alternate qualified source is not available to Buyer, Seller will enter into negotiations for Buyer to acquire a license for the intellectual property necessary to continue the manufacture of the Products. Further, in the event Buyer elects to acquire the tooling and equipment necessary to manufacture the Products, the Parties will enter into negotiations for the purchase of these resources.

Clause No. 36     Year 2000 Warranty

•	The title of and language in this Clause is deleted in its entirety and, in lieu thereof, the following is inserted:

Clause No. 36 Limitation of Liability

EXCLUDING ANY BREACH OF CONFIDENTIALITY, AND EXCEPT TO THE EXTENT ARISING OUT OF A PARTY'S NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EACH PARTY'S LIABILTIY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE, IS LIMITED TO THE CONTRACT PRICE.

•	Add the following Clause:

Clause No. 37 Severability

If any provision of this Agreement is found illegal or unenforceable under Clause No. 27 (Disputes), the validity of the remaining provisions shall not be affected thereby.

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have entered into this Subcontract as of the day and year first written above:

Space Systems/Loral, Inc.

By:    /s/ Kirk Shiomoto

Kirk Shiomoto

Title:    Subcontract Administrator

Date:    May 5, 2011

EMCORE Corporation

By:    /s/ Hong Q. Hou

Name:    Hong Q. Hou

Title:     CEO

Date:    May 5, 2011

SS/L PROPPRIETARY - This document may contain data and/or information proprietary (competition sensitive) to Space Systems/Loral (SS/L). This data/information shall not be disclosed, disseminated or reproduced, in whole or in part, without the express prior written approval of SS/L.